UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – April 22, 2015

Farmers Capital Bank Corporation
(Exact name of registrant as specified in its charter)

Kentucky	0-14412	61-1017851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 202 West Main St. Frankfort, KY	40601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 227-1668

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 22, 2015, Farmers Capital Bank Corporation (the “Company”) issued a press release announcing its earnings for the three months ended March 31, 2015. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 8.01     OTHER EVENTS

On April 21, 2015, the Board of Directors of Farmers Bank & Capital Trust Company (“Farmers Bank”), a wholly-owned subsidiary of the Company, approved the closure of its one branch location in Danville, Kentucky (Boyle County). The closing is expected to be effective July 31, 2015, pending regulatory approval.

Deposit market share of Farmers Bank in Boyle County has remained around 1% in each of the last three years and loan volume has been negligible. After the closing, customers of the branch in Danville will be serviced by Farmers Bank’s branch in nearby Harrodsburg, Kentucky (Mercer County), which is approximately eight miles from the Danville location. The drive up ATM at the Danville location will remain in operation for the near future. Each of the four current employees at the Danville branch will be given priority for open positions within the Company.

After the closing, the Company will have 35 banking locations in 22 communities throughout Central and Northern Kentucky.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(D)     Exhibits

Exhibit 99.1 – Farmers Capital Bank Corporation Press Release dated April 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers Capital Bank Corporation

4-22-15	/s/ Mark A. Hampton
Date	Mark A. Hampton
Executive Vice President, Secretary, and Chief Financial Officer

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